	Selected Financial Condition Data: 		  At March 31,	    At March 31,
						             2005		2004
					   			 (In Thousands)
	Total Assets 		                           $183,959 	     $160,003
	Loans Receivable, net (1) 		            120,148 	      113,059
	Securities Available for Sale 		              2,940 		3,421
	Securities Held to Maturity 		             45,985 	       32,707
	Deposits 				            109,103           107,861
	Total Borrowings 		                     43,350 	       23,200
	Stockholders' Equity 		                     27,827 	       26,231

	(1) The allowance for loan losses was $737,000 and $582,000 at March 31, 2005 and March 31,2004 respectively.

	Selected Operating Data:
				   	  	     Three Months Ended March 31,  Year Ended March 31,
						            2005	2004	       2005     2004
			                                    (In thousands,except for per share data)
	Interest Income 		                  $2,480      $2,202 	      $9,818   $8,390
	Interest Expense 	                   	     715 	 566 	       2,830    2,151
	Net Interest Income 		                   1,765       1,636 	       6,988    6,239
	Provision for Loan Losses 		              -	         -	         125 	 -
	Net Interest Income after
          provision for Loan Losses		           1,765       1,636 	       6,863    6,239
	Non-interest income 		                     148 	 111 	       1,468      414
	Non-interest expense 		                   1,229       1,223 	       4,801    4,176
	Income before income taxes 		             684 	 524 	       3,530    2,477
	Income taxes		                             304 	 212 	       1,496    1,094
	Net income 					     380 	 312 	       2,034    1,383
	Net Income per share- Basic  		           $0.24       $0.20 	       $1.28    $0.87
	Net Income per share -Fully Diluted 		   $0.23       $0.19 	       $1.27    $0.86


	Selected Financial Ratios and Other Data:
						      At or for the Three Months Ended    For Year Ended
						                March 31, 		      March 31,
	Performance Ratios: 			           2005         2004		  2005     2004
	Return on Average Assets 		           0.83%	0.78%		  1.12%   0.92%
	Return on Average Equity 			   5.49%	4.74%		  7.50%	  5.35%
	Interest Rate Spread				   3.73%	4.03%		  3.74%	  4.07%

	Asset Quality Ratios:

	Non-Performing Assets to Total Assets 		   0.09%	0.11%		  -	    -
	Allowance for Loan Losses to
         Non Performing Loans 				 832.61%      603.70%	          -	    -

	Allowance for Loan Losses to
         Total Loan Receivable  		           0.61%	0.51%		  -	    -


	Capital Ratio:

	Equity to Total Assets				  15.13%       16.39%		  -	    -


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